SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22332 (Commission File No.)	94-3015807 (I.R.S. Employer Identification Number

Insite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Securities

On May 26, 2005, InSite Vision Incorporated (“InSite Vision” or the “Company”) completed a $9.0 million private placement (the “Offering”) to various institutional and individual accredited investors (the “Subscribers”) of shares of its common stock (“Common Stock”) and warrants to purchase shares of Common Stock (“Warrants”). The Offering was made pursuant to definitive agreements (“Subscription Agreements”) that were entered into on May 3, 2005 and previously described in the Company’s Current Report on Form 8-K filed on May 9, 2005. The closing of the financing (the “Closing”) followed approval of the issuance of the Common Stock and Warrants by the American Stock Exchange. New York-based Paramount BioCapital, Inc. served as the placement agent (“Placement Agent”) for the Offering.

Pursuant to the Offering, the Company sold 16,363,626 shares of InSite Vision Common Stock at $0.55 per share and issued Warrants to purchase 4,909,077 shares of Common Stock at $0.6325 per share. The Warrants are net-exerciseable, have a term of five years and may not be exercised or transferred for six months. In connection with the Offering, the Company paid the Placement Agent cash commissions of approximately $600,000. In addition, the Placement Agent was issued non-redeemable five year warrants exercisable for 818,181 shares of InSite Vision Common Stock at an exercise price of $0.6325 per share (the “Placement Warrants”). The Common Stock, Warrants and Placement Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D.

InSite Vision intends to use the proceeds from the Offering for continued development and completion of InSite Vision’s Phase 3 pivotal trials with AzaSite™ for the treatment of bacterial conjunctivitis, for working capital and other general corporate purposes. The Company currently anticipates that the net proceeds from the Offering, along with the Company’s current funds, will enable it to continue its operations as currently planned until approximately the end of October 2005.

InSite Vision is obligated to file with the U.S. Securities and Exchange Commission a resale registration statement relating to the Common Stock to be issued in the transaction and the shares of Common Stock to be issued upon the exercise of the Warrants and the Placement Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InSite Vision Incorporated (Registrant)

Date: June 1, 2005	By:	/s/ S. Kumar Chandrasekaran, Ph. D.
Name: Title:		S. Kumar Chandrasekaran, Ph. D. Chief Executive Officer
Title